UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2006

Constellation Brands, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2006, Constellation Brands, Inc., a Delaware corporation (“Constellation”) entered into a letter agreement with Thomas S. Summer, Executive Vice President and Chief Financial Officer of Constellation, regarding his retirement. Pursuant to the letter agreement, Mr. Summer will continue to perform on a full time basis his duties as Executive Vice President and Chief Financial Officer until May 15, 2007 (the “Transition Date”) or such earlier date on which a new Chief Financial Officer has been appointed. Mr. Summer will also assist in identifying a successor to his position. On the Transition Date, or such earlier date when a new Chief Financial Officer has been appointed, Mr. Summer will resign from his position as Executive Vice President and Chief Financial Officer. From the date of the letter agreement until the Transition Date, Mr. Summer will continue to receive his current compensation and benefits in accordance with Constellation’s benefit plans.

Mr. Summer will continue as an employee of Constellation after the Transition Date, or such earlier date when a new Chief Financial Officer is appointed, through May 14, 2008 (the “Separation Date”) providing transitional assistance in person or by telephone or other electronic means as reasonably requested by the Chief Executive Officer of Constellation. During the period between the Transition Date and the Separation Date (the “Transition Period”), Mr. Summer will receive the base compensation that he was receiving on the Transition Date and will be entitled to such retirement and welfare benefits that are generally provided to employees consistent with the terms of such plans. He will not be entitled to bonuses, stock options or other incentive compensation during the Transition Period or for the fiscal years ending after the Transition Date except that he will have the right to participate in the annual option grants expected to be awarded in April 2007 and he will be paid a lump sum amount of $88,800 on the Transition Date. The Company will consider increasing Mr. Summer’s compensation during the Transition Period if the demands placed on him become excessive.

After the Separation Date, Mr. Summer will not be entitled to receive compensation, severance or other benefits except as follows. He will be entitled to receive vested benefits under Constellation’s retirement plans and stock incentive plans, reimbursement for business expenses properly incurred before the Separation Date and rights as provided by law. All outstanding options will immediately vest on the Separation Date and he will have thirty (30) days from the Separation Date to exercise vested stock options.

The Separation Date may become a date earlier than May 14, 2008 by mutual consent of the parties.

In consideration of the benefits provided under the letter agreement, Mr. Summer covenanted not to compete with Constellation or solicit customers of Constellation through the Separation Date. Constellation may consider, if requested, modifications to the foregoing covenant where it believes the competitive impact to be minimal or otherwise manageable.

The above description of the letter agreement is qualified in its entirety by the terms and conditions of the letter agreement which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2006, Constellation announced that Thomas S. Summer, Executive Vice President and Chief Financial Officer of Constellation, plans to retire from his position. In order to ensure a smooth transition, Mr. Summer will remain in his position as Chief Financial Officer until the earlier of May 15, 2007 or the date on which a new Chief Financial Officer is appointed. Thereafter, Mr. Summer will continue in an advisory role with Constellation through May 14, 2008 or an earlier date mutually agreed upon by Constellation and Mr. Summer.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2006, Constellation issued a press release, a copy of which is furnished herewith as Exhibit 99.2 and is incorporated herein by reference, announcing the retirement of Thomas S. Summer.

The information in the press release attached as Exhibit 99.2 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, or the Securities Act of 1933, if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2006	CONSTELLATION BRANDS, INC.

	By:	/s/ Thomas J. Mullin
	Name:	Thomas J. Mullin
	Title:	Executive Vice President and General Counsel

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Shell company transactions

Not applicable.

(d)	Exhibits

The following exhibits are furnished or filed as part of this Form 8-K:

Exhibit No.	Description
99.1	Letter agreement dated October 24, 2006 between Constellation and Thomas S. Summer.

99.2	Press Release dated October 25, 2006.

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT
Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION
Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS
Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
Not Applicable

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW
Not Applicable.

(14)	CODE OF ETHICS
Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT
Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR
Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS
Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL
Not Applicable.

(24)	POWER OF ATTORNEY
Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Letter agreement dated October 24, 2006 between Constellation and Thomas S. Summer.

(99.2)	Press Release dated October 25, 2006.

(100)	XBRL-RELATED DOCUMENTS
Not Applicable.